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Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc. Jennifer LaVin Executive Director, Corporate Communications (781) 860-8362 jennifer.lavin@cubist.com	Euro RSCG Life NRP Emily Poe—financial media (212) 845-4266 emily.poe@nrp-euro.com

Cubist Pharmaceuticals Reports Third-Quarter 2003 Results

CONFERENCE CALL & WEBCAST TODAY at 10:30 am ET

Lexington, MA, November 5, 2003—Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today reported results for the third quarter ended September 30, 2003.

Michael W. Bonney, President & CEO of Cubist commented on the quarter: "This quarter, we made tremendous progress towards the achievement of our corporate goals. Not only did we receive marketing approval in the U.S. for our first product, Cubicin™ (daptomycin for injection), but we also completed the hiring and training of our national CUBICIN sales force. During the third quarter and consistent with our ongoing efforts to manage all elements of costs tightly, we were able to keep our expense line in check, even with preparations for the CUBICIN launch."

Cubist had no revenue for the third quarter ended September 30, 2003 as compared to $5.8 million for the same period in 2002. The revenue in the third quarter of 2002 included $4.6 million from Gilead Sciences, $0.9 million from Novartis and $0.3 million in funding from Small Business Innovation Research grants.

Total operating expenses for the quarter ended September 30, 2003 were $30.9 million, as compared to $20.3 in the third quarter of 2002. The increase over the prior year is primarily due to lease termination charges of $9.1 million recorded in September 2003, related to a facility in the UK. In addition, sales and marketing expenses increased by $4.1 million year over year; $3.0 million of these costs were associated with Cubist's new national sales force, intended to support the launch and sale of CUBICIN in the U.S. Research and development expenses declined by $2.7 million versus the prior year, reflecting ongoing savings in research expenditures from staff reductions earlier this year, as well as a shift in manufacturing resources from manufacturing development activities to commercial inventory manufacturing activities, which resulted in a $1.1 million decrease in manufacturing development expenses. Net loss for the quarter ended September 30, 2003 was $34.2 million or $1.12 per share as compared to a net loss of $17.0 million or $0.60 per share for the third quarter of 2002.

Cubist's cash and investments balance was $80.8 million on September 30, 2003. The total number of common shares outstanding as of September 30, 2003 was 30,871,167. Subsequent to September 30, 2003, Cubist increased its cash and investments balance by $102.6 million through the sale of common shares of the company, which netted Cubist $84.6 million, and as a result of up-front payments of $18 million to Cubist by Chiron Corporation for certain international commercialization rights to CUBICIN.

Mr. Bonney continued, "Since the end of the third quarter, we have met three additional important milestones—we completed a partnership for the global commercialization of CUBICIN, were able to raise capital to assist with the U.S. launch of the drug, and were able to begin shipping CUBICIN to U.S. medical institutions this past Monday. Over the coming quarters, we look forward to providing updates on the launch of CUBICIN, on our global regulatory strategies for the product and on the further advancement of our product pipeline."

******************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN: Wednesday November 5, 2003 at 10:30 am ET

LIVE DOMESTIC & CANADA CALL-IN: (800) 404-1354
LIVE INTERNATIONAL CALL-IN: (706) 643-0825

24-HOUR REPLAY DOMESTIC & CANADA: (800) 642-1687 (#3654474)
24-HOUR REPLAY INTERNATIONAL: (706) 645-9291 (#3654474)

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet;
a transcript of the call will be filed with the SEC and will also be available upon request

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About Cubist

        Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective drugs. Cubist recently received approval from the U.S. Food & Drug Administration to market Cubicin™ (daptomycin for injection), for the treatment of complicated skin and skin structure infections caused by Gram-positive bacteria. Cubist's pipeline includes CAB-175, a next-generation parenteral cephalosporin antibiotic in Phase 1 trials, and an oral version of ceftriaxone (OCTX), a broad-spectrum cephalosporin antibiotic in pre-clinical development. Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist. These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist's ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist's ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist's ability to further identify, develop, and achieve commercial success for new products and technologies; (vi) Cubist's ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (vii) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (viii) Cubist's ability to protect its intellectual property and proprietary technologies; (ix) Cubist's ability to finance its operations. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist's recent filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

Cubicin is a trademark of Cubist Pharmaceuticals, Inc.

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and investments	$80,815	$151,220
Property and equipment, net	45,955	48,268
Other assets	30,948	22,034

Total assets	$157,718	$221,522

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$3,689	$9,600
Accrued expenses	21,284	6,289
Deferred revenue	2,500	2,500
Debt and capital lease obligations	208,340	210,033

Total liabilities	235,813	228,422

Total stockholders' deficit	(78,095)	(6,900)

Total liabilities and stockholders' deficit	$157,718	$221,522

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Total revenues	$—	$5,752	$357	$10,399
Operating expenses:
Research and development	11,887	14,569	41,131	43,601
Sales and marketing	5,822	1,699	11,905	4,989
General and administrative	13,157	3,997	21,805	13,289

Total operating expenses	30,866	20,265	74,841	61,879
Operating loss	(30,866)	(14,513)	(74,484)	(51,480)
Interest income	393	1,194	1,705	4,195
Interest expense	(3,395)	(3,606)	(10,221)	(10,395)
Other income (expense)	(340)	(71)	(470)	21

Total other expense, net	(3,342)	(2,483)	(8,986)	(6,179)
Net loss	$(34,208)	$(16,996)	$(83,470)	$(57,659)

Basic and diluted net loss per common share	$(1.12)	$(0.60)	$(2.80)	$(2.02)
Basic and diluted weighted average number of common shares	30,489,890	28,563,321	29,785,705	28,496,901

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Additional information can be found at Cubist's web site at www.cubist.com

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  Exhibit 99.1
Cubist Pharmaceuticals Reports Third-Quarter 2003 Results
CONFERENCE CALL & WEBCAST TODAY at 10:30 am ET
CUBIST PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS UNAUDITED (in thousands)
CUBIST PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS UNAUDITED (in thousands, except share and per share data)